UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2015
Diebold, Incorporated
(Exact name of registrant as specified in its charter)
Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(330) 490-4000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On June 19, 2015, Diebold, Incorporated (the “Company”) and certain of its subsidiaries party thereto (together with the Company, collectively, the “Loan Parties”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”). The Second Amendment modifies certain terms of the Credit Agreement, dated as of June 30, 2011, by and among the Loan Parties, the Agent and the lenders from time to time party thereto (the “Lenders”), as amended by the First Amendment thereto, dated as of August 26, 2014 (as so amended, the “Existing Credit Agreement”, and as amended by the Second Amendment, the “Amended Credit Agreement”). The Company and certain specified wholly owned subsidiaries of the Company guarantee the payment in full of amounts due from the Company and its subsidiary borrowers under the Amended Credit Agreement.
The Second Amendment provides for a new term loan A in the aggregate principal amount of $230 million (the “Term Loan A”). The Term Loan A has a scheduled maturity of August 26, 2019, with quarterly amortization payments commencing on September 30, 2015. The Amended Credit Agreement continues to provide a revolving credit facility with availability of up to $520 million.
In addition, among other things, the Second Amendment replaced the net debt to net capitalization financial covenant under the Existing Credit Agreement with a net debt to EBITDA financial covenant and, accordingly, modified the facility fee and interest rate pricing grid to be based on such replacement financial covenant rather than the former net debt to net capitalization ratio. Under the amended pricing grid, loans under the revolving credit facility of the Amended Credit Agreement (other than alternate base rate loans) will bear interest in the range of LIBOR + 1.10% to LIBOR + 1.70% and the Term Loan A will bear interest in the range of LIBOR + 1.25% to LIBOR + 2.00% (unless alternate base rate loans), in each case, depending on the Company’s then applicable net leverage ratio (provided that until August 19, 2015, such loans will bear interest at LIBOR + 1.50% and 1.75%, respectively).
The Agent and certain of the Lenders (and each of their respective subsidiaries or affiliates) have in the past provided, are currently providing and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.
The Second Amendment is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1
Second Amendment to Credit Agreement, dated as of June 19, 2015, by and among Diebold, Incorporated, the Subsidiary Borrowers (as defined therein) party thereto, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Christopher A. Chapman
Christopher A. Chapman
Senior Vice President and Chief Financial Officer

Date: June 24, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1
Second Amendment to Credit Agreement, dated as of June 19, 2015, by and among Diebold, Incorporated, the Subsidiary Borrowers (as defined therein) party thereto, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto.